SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 8, 1998

                             THE QUIGLEY CORPORATION
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             (Exact name of registrant as specified in its charter)


       Nevada                     01-21617          23-2577138
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

             Landmark Building, P.O. Box 1349, Doylestown, PA 18901
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                     Address of principal executive offices


Registrant's telephone number, including area code: (215) 345-0919

                                       N/A
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         (Former name or former address, if changed since last report.)





                            Exhibit Index on Page 7.

Item 5.           OTHER EVENTS.

         1. ADOPTION OF SHAREHOLDER RIGHTS PLAN

                  On September 8, 1998, the Board of Directors of The Quigley Corporation (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, par value $.0005 per share (the "Common Shares"), of the Company. The dividend is payable on September 25, 1998 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $45 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of September 15, 1998, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

                  Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of the Summary of Rights attached thereto.

                  The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date
(or  earlier  redemption  or  expiration  of  the  Rights),   new  Common  Share
certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on September 28, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. All Common Shares issued prior to the Distribution Date will be issued with the Rights. Common Shares issued after the Distribution Date will be issued with the Rights if such shares are issued pursuant to the exercise of stock options or under an employee benefit plan, or upon conversion of securities issued after adoption of the Rights Agreement. Except as otherwise determined by the Board of Directors, no other Common Shares issued after the Distribution Date will be issued with Rights.

                  The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of Common Shares of certain rights or warrants to subscribe for or purchase Common Shares or securities convertible into Common Shares with a conversion price, less than the then-current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

                  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon exercise, Common Shares having a market value of two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of the events set forth above until they are no longer redeemable by the Company as set forth below.

                  In the event that at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's consolidated assets or earning power are sold or transferred, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

                  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued (and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

                  At any time until 10 days following the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the Rights will terminate and the only right the holders of Rights will have is to receive the Redemption Price.

                  The terms of the Rights may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company only to cure an ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of the holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the Board of Directors to negotiate with an acquiror on behalf of all of the shareholders. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the Common Stock.

                  For additional information regarding the Shareholder Rights Plan, reference is made to the Form of Letter to Shareholders to be mailed with copies of Summary of Rights to Purchase Common Shares and the Rights Agreement, dated as of September 15, 1998 between the Company and American Stock Transfer & Trust Company, as Rights Agent, each of which are attached as exhibits to the Company's Form 8-A and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

         2. AMENDMENT OF BY-LAWS

                  On September 8, 1998, the Company's Board of Directors also approved an amendment to the Company's By-laws to, among other things, increase the percentage of outstanding shares needed for shareholders to request a special meeting, change the notification provisions relating to special meetings of the Board of Directors and delete a provision stating that By-law amendments shall not become effective for a period of twelve months following the adoption thereof. The amendments to the By-laws will become effective on September 8, 1999. The By-law amendments are included as Exhibit 99.3 hereto and the foregoing description is qualified in its entirety by reference to such exhibit.

         Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS.

         99.1 Rights Agreement, dated as of September 15, 1998, between The Quigley Corporation and American Stock Transfer & Trust Company (Incorporated by reference to the Company's Registration Statement of Form 8-A filed with the Securities and Exchange Commission on September 18, 1998).

         99.2 Form of Letter to Shareholders to be mailed with copies of Summary of Rights to Purchase Common Shares (Incorporated by reference to the Company's Registration Statement of Form 8-A filed with the Securities and Exchange Commission on September 18,
                           1998).

         99.3 By-law Amendments of The Quigley Corporation dated September 8, 1998.


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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 18, 1998               THE QUIGLEY CORPORATION


                                        By:  /S/ GEORGE J. LONGO
                                             -----------------------------------
                                             Name: George J. Longo
                                             Title: Vice President and
                                                    Chief Financial Officer



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